Exhibit 99.1

BROADRIDGE REPORTS FIRST QUARTER FISCAL YEAR 2012 RESULTS

Solid First Quarter Results

Reaffirms Full Year Guidance

LAKE SUCCESS, N.Y., Nov. 3, 2011 – Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the first quarter of its fiscal year 2012. For the three months ended September 30, 2011, the Company reported revenues of $476 million, GAAP net earnings from continuing operations of $17 million, Non-GAAP net earnings from continuing operations of $19 million, GAAP diluted earnings per share from continuing operations of $0.13 and Non-GAAP diluted earnings per share from continuing operations of $0.15.

This compares with revenues of $421 million, GAAP net earnings from continuing operations of $13 million and GAAP diluted earnings per share from continuing operations of $0.10 for the comparable quarter of the previous fiscal year.

Commenting on the results, Richard J. Daly, Chief Executive Officer, said, “Overall, I am pleased with our first quarter results. Our revenues and earnings were up significantly from last year as our core recurring revenues were strong and we also benefitted from our recent acquisitions. As anticipated in our guidance, event-driven revenues remained weak; however, trade volumes were up for the quarter. It is too early in our fiscal year to determine whether these trends will continue.”

Mr. Daly concluded, “Due to the seasonal nature of our business, our first quarter makes the smallest quarterly contribution to our annual results; however, it always feels good to be ahead of expectations at any point in time. Our client revenue retention rate remained very strong at 99% and our recurring revenue closed sales are up over last year, increasing our confidence in the guidance ranges that we provided in August.”

IBM Data Center Migration

In March 2010, Broadridge entered into an Information Technology Services Agreement (the “IT Services Agreement”) with IBM, under which IBM will provide certain aspects of our information technology infrastructure that are currently being provided under our data center outsourcing services agreement with ADP. Our Non-GAAP results exclude the impact of the costs the Company expects to incur in connection with the migration of our data center to IBM (the “Migration”). These Migration costs are significant and we believe this information helps investors understand the effect of the Migration on our reported results and provides a better representation of our actual performance. We remain confident that the Migration will be substantially complete by the end of our 2012 fiscal year.

Financial Results for First Quarter Fiscal Year 2012

For the first quarter of fiscal year 2012, revenues increased 13% to $476 million compared to $421 million for the comparable period last year. The increase was driven by a positive contribution from recurring fee revenues of approximately $45 million including acquisitions, the Penson outsourcing services agreement, internal growth, net new business (defined as revenue from closed sales less client losses) and higher distribution revenues of $10 million. GAAP pre-tax margins from continuing operations of 5.5% increased compared to 5.0% for the same period last year due to revenue mix. Non-GAAP pre-tax margins from continuing operations were 6.2%.

GAAP net earnings from continuing operations of $17 million increased 26% compared to $13 million for the same period last year. Non-GAAP net earnings from continuing operations were $19 million. GAAP diluted earnings per share from continuing operations increased to $0.13 per share on lower weighted-average shares outstanding, compared to $0.10 per share in the first quarter of fiscal year 2011. Non-GAAP diluted earnings per share from continuing operations were $0.15 per share.

Our total closed sales of $31 million increased 31% from last year’s comparable period and our recurring revenue closed sales of $20 million increased 14%. Free cash flow was approximately $17 million. During the first quarter of fiscal year 2012, the Company repurchased approximately 0.3 million shares of Broadridge common stock under its stock repurchase plan, at an average price of approximately $24.05 per share. Approximately 7.2 million shares remain available for purchase under the Company’s current stock repurchase plan.

Analysis of First Quarter Fiscal Year 2012

Investor Communication Solutions

Revenues for the Investor Communication Solutions segment increased 12% to $313 million in the first quarter of fiscal year 2012 compared to the first quarter of fiscal year 2011. Higher recurring fee revenues contributed $24 million and higher distribution revenues contributed $10 million. The positive contribution from recurring fee revenues was driven primarily by acquisitions, internal growth and net new business. Operating margin increased by 0.4 percentage points to 2.7% as a result of revenue mix.

Securities Processing Solutions

Revenues for the Securities Processing Solutions segment increased 12% to $158 million in the first quarter of fiscal year 2012 compared to the first quarter of fiscal year 2011. The increase was driven by net new business, internal growth, and acquisitions. Operating margin increased by 2.9 percentage points to 17.6% as a result of increased trade volumes.

Other

IBM Migration costs of $3 million were recorded in Other.

New Five-Year Term Loan and Revolving Credit Facilities

On September 22, 2011, the Company entered into a $990 million senior unsecured credit facility, consisting of a $490 million five-year term loan facility and a $500 million five-year revolving credit facility. Borrowings under the five-year term loan facility and five-year revolving credit facility bear interest at LIBOR plus 125 basis points. The Company used a portion of the proceeds of the term loan facility to repay $200 million of outstanding borrowing under the previous five-year term loan and $200 million of outstanding borrowing under the previous five-year revolving credit facility. The previous five-year term loan facility and the previous five-year revolving credit facility both had expiration dates of March 29, 2012 and were cancelled upon repayment.

Fiscal Year 2012 Financial Guidance

As a result of the acquisition of Paladyne Systems, Inc. in September 2011, we are increasing our revenue guidance, but maintaining our earnings guidance. We anticipate revenue growth in the range of 9% to 11%, GAAP earnings from continuing operations before income taxes margin in the range of 11.5% to 12.2% and Non-GAAP earnings from continuing operations before income taxes margin in the range of 12.9% to 13.6%. We anticipate GAAP diluted earnings per share from continuing operations in the range of $1.34 to $1.44, and Non-GAAP diluted earnings per share from continuing operations in the range of $1.50 to $1.60, based on diluted weighted-average shares outstanding of approximately 128 million shares. Free cash flow, excluding the Migration costs, is expected to be in the range of approximately $210 million to $260 million. Recurring revenue closed sales are expected to be in the range of $110 million to $150 million.

Our guidance does not take into consideration the effect of any future acquisitions, additional debt or share repurchases in excess of the repurchases needed to be at our 128 million diluted weighted-average outstanding shares guidance.

Non-GAAP Measures

In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”) and should be viewed in addition to, and not as a substitute for, the Company’s reported results. Net earnings excluding the Migration costs, diluted earnings per share excluding the Migration costs, pre-tax margins excluding the Migration costs, and free cash flow are Non-GAAP measures. These measures are adjusted to exclude costs to be incurred in connection with the Migration as Broadridge believes this information helps investors understand the effect of the Migration on reported results and provides a better representation of our actual performance. Free cash flow is a Non-GAAP measure and is defined as cash flow from operating activities, less capital expenditures and purchases of intangibles. Management believes such Non-GAAP measures provide investors with a more complete understanding of Broadridge’s underlying operational results. These Non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. Accompanying this release is a reconciliation of Non-GAAP measures to the comparable GAAP measures.

Earnings Conference Call

An analyst conference call will be held today, Thursday, November 3rd at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to www.broadridge-ir.com and click on the webcast icon. The presentation will be available to download and print approximately 30 minutes before the webcast on the Broadridge Investor Relations home page at www.broadridge-ir.com. Broadridge’s news releases, current financial information, SEC filings and Investor Relations presentations are accessible on the same website.

About Broadridge

Broadridge is a technology services company focused on global capital markets. Broadridge is the market leader enabling secure and accurate processing of information for communications and securities transactions among issuers, investors and financial intermediaries. Broadridge builds the infrastructure that underpins proxy services for over 90% of public companies and mutual funds in North America; processes more than $4 trillion in fixed income and equity trades per day; and saves companies billions annually through its technology solutions. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements

This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2012 Financial Guidance” section are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 (the “2011 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2011 Annual Report. These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; changes in laws and regulations affecting the investor communication services provided by Broadridge; declines in participation and activity in the securities markets; overall market and economic conditions and their impact on the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; any significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Contact Information

Investors:

Rick Rodick

Broadridge Financial Solutions, Inc.

Vice President, Investor Relations

(516) 472-5474

Broadridge Financial Solutions, Inc.

Condensed Consolidated Statements of Earnings

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2011	2010
Revenues	$476.4	$421.4

Cost of revenues	382.8	336.6
Selling, general and administrative expenses	64.7	61.5
Other expenses, net	2.7	2.4

Total expenses	450.2	400.5

Earnings from continuing operations before income taxes	26.2	20.9
Provision for income taxes	9.5	7.6

Net earnings from continuing operations	$16.7	$13.3

Basic earnings per share:
Basic earnings per share from continuing operations	$0.14	$0.11

Diluted earnings per share:
Diluted earnings per share from continuing operations	$0.13	$0.10

Weighted-average shares outstanding:
Basic	123.7	126.5
Diluted	126.7	129.6

Dividends declared per common share	$0.16	$0.15

Broadridge Financial Solutions, Inc.

Condensed Consolidated Balance Sheets

(In millions, except per share amounts)

(Unaudited)

	September 30, 2011	June 30, 2011
Assets
Current assets:
Cash and cash equivalents	$252.8	$241.5
Accounts receivable, net of allowance for doubtful accounts of $2.0 and $2.0, respectively	328.5	406.6
Other current assets	104.0	103.3

Total current assets	685.3	751.4
Property, plant and equipment, net	78.9	83.1
Other non-current assets	204.7	186.7
Goodwill	793.1	735.6
Intangible assets, net	165.2	147.2

Total assets	$1,927.2	$1,904.0

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$93.5	$119.0
Accrued expenses and other current liabilities	171.0	230.3
Deferred revenues	29.1	33.4
Short-term borrowings	—	400.0

Total current liabilities	293.6	782.7
Long-term debt	614.3	124.3
Deferred taxes	68.0	71.3
Other non-current liabilities	98.7	81.1
Deferred revenues	60.1	47.3

Total liabilities	1,134.7	1,106.7

Commitments and contingencies

Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 149.9 and 149.6 shares, respectively; outstanding, 123.6 and 123.7 shares, respectively	1.5	1.5
Additional paid-in capital	678.5	667.4
Retained earnings	639.1	642.2
Treasury stock—at cost, 26.3 and 25.9 shares, respectively	(538.3)	(529.9)
Accumulated other comprehensive income	11.7	16.1

Total stockholders’ equity	792.5	797.3

Total liabilities and stockholders’ equity	$1,927.2	$1,904.0

Broadridge Financial Solutions, Inc.

Segment Results

(In millions)

(Unaudited)

	Revenues
	Three Months Ended September 30,
	2011	2010
Investor Communication Solutions	$313.0	$279.5
Securities Processing Solutions	158.4	141.7
Other	—	—
Foreign currency exchange	5.0	0.2

Total	$476.4	$421.4

	Earnings (Loss) from Continuing Operations Before Income Taxes
	Three Months Ended September 30,
	2011	2010
Investor Communication Solutions	$8.4	$6.4
Securities Processing Solutions	27.8	20.9
Other	(12.9)	(8.0)
Foreign currency exchange	2.9	1.6

Total	$26.2	$20.9

Broadridge Financial Solutions, Inc.

Reconciliation of Non-GAAP to GAAP Measures

(In millions, except per share amounts)

	Pre-Tax Margins Three Months Ended September 30,
	2011	2010
Earnings from continuing operations before income taxes (GAAP)	$26.2	$20.9
IBM Migration costs	3.2	—

Total (Non-GAAP)	$29.4	$20.9

Pre-tax margins (GAAP)	5.5%	5.0%
Pre-tax margins (Non-GAAP)	6.2%	5.0%

	Net Earnings Three Months Ended September 30,
	2011	2010
Net earnings from continuing operations (GAAP)	$16.7	$13.3
IBM Migration costs, net of taxes	2.0	—

Total (Non-GAAP)	$18.7	$13.3

	Diluted Earnings Per Share Three Months Ended September 30,
	2011	2010
Diluted earnings per share from continuing operations (GAAP)	$0.13	$0.10
IBM Migration costs, net of taxes	0.02	—

Total (Non-GAAP)	$0.15	$0.10

Broadridge Financial Solutions, Inc.

Reconciliation of Non-GAAP to GAAP Measures

EBIT Reconciliation

(In millions)

	Q1 FY12	FY12 Guidance Range
	Actual	Low	High
Earnings from continuing operations before interest and income taxes (Non-GAAP)	$31.6	$323	$343

Margins	6.6%	13.6%	14.3%

Interest & Other	(2.2)	(17)	(17)

Earnings from continuing operations before income taxes (Non-GAAP)	$29.4	$306	$326

Margins	6.2%	12.9%	13.6%

IBM Migration costs	(3.2)	(33)	(33)

Earnings from continuing operations before income taxes (GAAP)	$26.2	$273	$293

Margins	5.5%	11.5%	12.2%

Broadridge Financial Solutions, Inc.

Reconciliation of Non-GAAP to GAAP Measures

Fiscal Year 2012 Guidance

(In millions, except per share amounts)

	FY12 Guidance Range
	Low	High
Earnings from continuing operations before income taxes (GAAP)	$273	$293

IBM Migration costs	33	33

Earnings from continuing operations before income taxes (Non-GAAP)	$306	$326

Pre-tax margins (GAAP)	11.5%	12.2%
Pre-tax margins (Non-GAAP)	12.9%	13.6%

	FY12 Guidance Range
	Low	High
Diluted EPS from continuing operations (GAAP)	$1.34	$1.44

IBM Migration costs, net of taxes	0.16	0.16

Diluted EPS from continuing operations (Non-GAAP)	$1.50	$1.60

Broadridge Financial Solutions, Inc.

Reconciliation of Non-GAAP to GAAP Measures

Free Cash Flow

(In millions)

	Q1 FY12	FY12 Guidance Range (a)
	Actual	Low	High
Net earnings from continuing operations (GAAP)	$17	$172	$184
Depreciation and amortization (includes other long-term assets)	21	95	100
Stock-based compensation expense	6	31	31
Other	(6)	(5)	5

Subtotal	37	293	320

Working capital changes	(12)	(15)	(15)
Long-term assets and liabilities changes (b)	(2)	(55)	(45)

Net cash flow provided by continuing operating activities	23	223	260

Cash Flows From Investing Activities
IBM/ITO data center investment	(1)	(15)	(10)
Penson	—	(7)	(7)
Capital expenditures and software purchases	(5)	(65)	(55)

Free cash flow (Non-GAAP) (c)	$17	$136	$188

(a)	Guidance does not take into consideration the effect of any future acquisitions, additional debt and/or share repurchases in excess of the repurchases needed to achieve our 128 million diluted weighted-average outstanding shares guidance.

(b)	Includes IBM Migration costs of $(2)M and ~$(33)M for Q1FY12 Actual and FY12 Guidance, respectively.

(c)	FY12 range presented in this table includes the impact of ~$(73)M of IBM Migration costs. When the IBM Migration costs are excluded from the FY12 range, free cash flow would be ~$210M to ~$260M, with the mid-point of ~$235M.